   As filed with the Securities and Exchange Commission on February 20, 1997

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              KANEB SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                75-1191271
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

 2435 N. CENTRAL EXPRESSWAY
        RICHARDSON, TEXAS                                 75080
 -------------------------------------------          --------------
 (Address of Principal Executive Offices)              (Zip Code)


                              KANEB SERVICES, INC.
                      1996 DIRECTORS STOCK INCENTIVE PLAN
                            (Full title of the plan)

                      MICHAEL B. GLAZER, CORPORATE COUNSEL
                              KANEB SERVICES, INC.
                           2435 N. CENTRAL EXPRESSWAY
                            RICHARDSON, TEXAS 75080
                    (Name and address of agent for service)
                                 (972) 699-4000
         (Telephone number, including area code, of agent for service)


                                    Copy to:
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                           ATTENTION:  JOHN A. WATSON


                        CALCULATION OF REGISTRATION FEE

================================================================================================================
     Title of securities to be        Amount to be     Proposed maximum   Proposed maximum      Amount of
            registered                 registered     offering price per      aggregate      registration fee
----------------------------------------------------------------------------------------------------------------
 Common Stock, no par value          100,000 shares        $3.3125            $331,250             $101
================================================================================================================


(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low sales prices of a share of Common Stock as reported by The New York Stock Exchange on February 18, 1997.
================================================================================

                               PRELIMINARY NOTE


        This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 to register additional shares of the Company's Common Stock that may be awarded under the Company's 1996 Directors Stock Incentive Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

       Kaneb Services, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference in this Registration Statement the following documents:

       (a) The Company's Registration Statement on Form S-8, File No. 314071, dated October 15, 1996;

       (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

       (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

       (d) The description of the Company's common stock, no par value (the "Common Stock"), contained in a registration statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, is hereby deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The consolidated financial statements of the Company incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by Fulbright & Jaworski L.L.P., counsel to the Company.

ITEM 8.       EXHIBITS.

       4.1    Amendment to Kaneb Services, Inc. 1996 Directors Stock Incentive.

       5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

       24.1 Consent of independent accountants, Price Waterhouse LLP, filed herewith.

       24.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

       25.1   Power of attorney (contained on page 4 hereof).

ITEM 9. UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

       (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (B) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (C) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs (a)(i)(A) and (a)(i)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard C. Wadsworth or Tony M. Regan to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to the foregoing filing, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the foregoing filing and had duly caused the foregoing filing to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 20th day of February, 1997.

                                  KANEB SERVICES, INC.

                                  By:    Howard C. Wadsworth
                                     -------------------------------------------
                                  Name:  (Howard C. Wadsworth)
                                  Title: Vice President, Secretary and Treasurer


              PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE FOREGOING FILING HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


       Name                        Title                            Date
-------------------    -----------------------------------   -----------------
John R. Barnes         Chairman of the Board, President      February 20, 1997
-------------------    and Chief Executive Officer
(John R. Barnes)

Tony M. Regan          Controller (Principal Financial and   February 20, 1997
-------------------    Accounting Officer)
(Tony M. Regan)

 Sangwoo Ahn           Director                              February 20, 1997
-------------------
(Sangwoo Ahn)

Charles R. Cox         Director                              February 20, 1997
-------------------
(Charles R. Cox)

Frank M. Burke         Director                              February 20, 1997
-------------------
(Frank M. Burke)

Ralph A. Rehm          Director                              February 20, 1997
-------------------
(Ralph A. Rehm)

James R. Whatley       Director                              February 20, 1997
-------------------
(James R. Whatley)

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                    DESCRIPTION
-------                   -----------
   4.1               Amendments to Kaneb Services, Inc. 1996 Directors Stock
                     Incentive Plan.

   5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

   24.1 Consent of independent accountants, Price Waterhouse LLP, filed herewith.

   24.2              Consent of Fulbright & Jaworski L.L.P. (contained in
                     Exhibit 5.1 hereto).

   25.1              Power of attorney (contained on page 4 hereof).